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                                                                  EXHIBIT 11.1


SUMMIT MEDICAL SYSTEMS, INC.
Computation of Earnings Per Share
(Unaudited)

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                                          Three Months Ended        Nine Months Ended
                                             September 30,            September 30,
                                           1997        1996         1997          1996
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
PRIMARY EARNINGS PER SHARE:

  Weighted average shares outstanding   10,343,790   10,226,856    10,350,129    9,088,043
  Net effect of dilutive stock options
   --based on the treasury stock method          -            -             -            -
                                       ------------------------   ------------------------
                                        10,343,790   10,226,856    10,350,129    9,088,043
                                       ========================   ========================

  Net loss                             $(4,563,831) $(1,713,562) $(15,370,945) $(2,187,176)
                                       ========================   ========================

  Net loss per share                   $   (0.44)     $ (0.17)       $(1.49)       $(0.24)
                                       ========================   ========================

FULLY DILUTED EARNINGS PER SHARE:

  Weighted average shares outstanding   10,343,790   10,226,856    10,350,129    9,088,043
  Net effect of dilutive stock options
   --based on the treasury stock method          -            -             -            -
                                       ------------------------   ------------------------
                                        10,343,790   10,226,856    10,350,129    9,088,043
                                       ========================   ========================

  Net loss                             $(4,563,831) $(1,713,562) $(15,370,945) $(2,187,176)
                                       ========================   ========================

  Net loss per share                   $   (0.44)     $ (0.17)       $(1.49)       $(0.24)
                                       ========================   ========================

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